Exhibit 99.1

MPLX LP Announces Fourth-Quarter 2012 Financial Results

•	Completed initial public offering (IPO) on Oct. 31

•	Reported $18.2 million of Adjusted EBITDA attributable to MPLX for post-IPO period

•	Generated $16.7 million of distributable cash flow

•	Declared $0.1769 per unit initial quarterly prorated distribution

•	Established strong financial position and liquidity to support growth

FINDLAY, Ohio, Jan. 30, 2013 – MPLX LP (NYSE: MPLX), for the period beginning Oct. 31, 2012, and ending Dec. 31, 2012 (the “post-IPO period”), reported net income attributable to MPLX of $13.1 million, or $0.18 per common limited partner unit. For the post-IPO period, Adjusted EBITDA attributable to MPLX was $18.2 million and distributable cash flow attributable to MPLX was $16.7 million.

On Jan. 24, the board of directors declared its first regular cash distribution of $0.1769 per unit. This amount represents the prorated minimum quarterly distribution of $0.2625 per unit, or $1.05 per unit on an annualized basis.

“Our objective is to create a leading master limited partnership focused on hydrocarbon-based midstream assets, and we are enthusiastic about MPLX’s prospects,” said MPLX Chairman and Chief Executive Officer Gary R. Heminger. “MPLX has multiple revenue and earnings expansion options to support an attractive distribution growth profile over an extended period of time. We intend to provide unitholders continuing confidence in MPLX’s consistent cash generation and distribution-growth capabilities.”

Heminger said that MPLX will benefit from Marathon Petroleum Corporation’s (MPC) more than 100 years of experience in the midstream business. “Our operational excellence is backed by a long-established culture of safety, environmental stewardship and efficiency that has grown along with the upstream and downstream operators we serve,” said Heminger. “Our unitholders will benefit from this values-driven legacy as it continues to contribute to our success.”

Discussion of results

MPLX revenues and other income for the post-IPO period totaled $83.6 million, driven primarily by total pipeline throughput of 2.07 million barrels per day. MPC – MPLX’s general partner – and related parties accounted for approximately 87 percent of those revenues, including revenues attributable to volumes shipped by MPC under joint tariffs with third parties, which are treated as third-party revenue for accounting purposes. After deducting the 49 percent interest retained by MPC, Adjusted EBITDA attributable to MPLX for the post-IPO period was $18.2 million. The financial results for the post-IPO period were consistent with MPLX management’s expectations.

Prior to the IPO on Oct. 31, 2012, net income attributable to MPLX included the results of two pipeline systems not contributed to MPLX. The post-IPO period does not include the results from these systems. In addition, the results for the post-IPO period are reduced by the 49 percent interest in MPLX pipeline systems retained by MPC. As a result, net income attributable to MPLX of $28.9 million for the fourth quarter of 2012 is not comparable on a period-to-period basis.

Progress continues on MPLX’s multiyear Patoka-to-Catlettsburg pipeline system expansion project, with all the 2012 work completed as planned. The project continues to be targeted for completion in late 2014.

As of Dec. 31, 2012, MPLX had $216.7 million of cash, primarily to prefund $177.6 million of planned capital projects. The partnership also had access to a $500 million unused revolving credit facility available to fund organic growth opportunities or acquisitions from MPC or from third parties.

Conference call

At 2 p.m. EST today, MPLX will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on MPLX’s website at http://www.mplx.com by clicking on the “2012 Financial Results” link, found under the News and Headlines section. Replays of the conference call will be available on the partnership’s website through Thursday, Feb. 14.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX’s assets consist of a 51 percent interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in West Virginia.

Investor Relations Contacts:

Pamela Beall (419) 429-5640

Beth Hunter (419) 421-2559

Media Contacts:

Angelia Graves (419) 421-2703

Jamal Kheiry (419) 421-3312

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional Non-GAAP measures to facilitate comparisons of past performance and future periods. This news release and supporting schedules include the Non-GAAP measures “Adjusted EBITDA” and “Distributable Cash Flow.” We believe certain investors use “Adjusted EBITDA” to evaluate MPLX’s financial performance between periods and to compare MPLX’s performance to certain competitors. We believe certain investors use “Distributable Cash Flow” to determine the amount of cash generated from the partnership’s operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to, among other things, MPLX’s expectations, estimates and projections concerning MPLX business and operations. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the issuer’s control and are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include: the adequacy of our capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and execute our business plan; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by our competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC’s obligations under our commercial agreements; our ability to successfully implement our growth strategy, whether through organic growth or acquisitions; state and federal environmental, economic, health and safety, energy and other policies and regulations; other risk factors inherent to our industry; and the factors set forth under the heading “Risk Factors” in MPLX’s Prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2012. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here or in MPLX’s Prospectus could also have material adverse effects on forward-looking statements. Copies of MPLX’s Prospectus are available on the SEC website, at http://ir.mplx.com or by contacting MPLX’s Investor Relations Office.

Results of Operations

Factors Affecting Comparability

The following tables present net income attributable to MPLX LP, distributable cash flow attributable to MPLX LP, Adjusted EBITDA attributable to MPLX LP and related operational information for the three- and twelve-month periods ended Dec. 31, 2012, and Dec. 31, 2011. Prior to Oct. 31, 2012, MPLX results included minority undivided joint interests in two crude oil pipeline systems that were not contributed to MPLX at the IPO. One hundred percent of the net income related to the assets that were contributed to MPLX was included in results prior to Oct. 31, while results for the post-IPO period reflect only the 51 percent general partner interest contributed to MPLX by deducting the 49 percent interest retained by MPC. The Neal, W.Va., butane cavern financial results are only included starting Oct. 31, 2012. Additional differences in revenues and expenses are detailed in the factors affecting the comparability of our financial results in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the prospectus filed in connection with the IPO. The unaudited combined financial results of MPLX LP Predecessor, our predecessor for accounting purposes, are presented for periods through Oct. 30, 2012.

Results of Operations (unaudited)

Predecessor and Partnership

	MPLX LP Predecessor	MPLX LP	Three months ended 12/31/12
(In millions)	10/1/12 Through 10/30/12	10/31/12 Through 12/31/12
Revenues and other income:
Sales and other operating revenues	$5.9	$15.0	$20.9
Sales to related parties	37.1	64.9	102.0
Other income	0.6	1.3	1.9
Other income – related parties	1.1	2.4	3.5

Total revenues and other income	44.7	83.6	128.3

Costs and expenses:
Cost of revenues (excludes items below)	14.5	22.5	37.0
Purchases from related parties	6.7	16.4	23.1
Depreciation	3.7	7.9	11.6
General and administrative expenses	3.3	9.2	12.5
Other taxes	0.6	1.0	1.6

Total costs and expenses	28.8	57.0	85.8

Income from operations	15.9	26.6	42.5
Interest and other financial income (costs)	—	(0.2)	(0.2)

Income before income taxes	15.9	26.4	42.3
Provision for income taxes	0.1	0.1	0.2

Net income	15.8	26.3	42.1
Less:
Net income attributable to MPC-retained interest	—	13.2	13.2

Net income attributable to MPLX LP	$15.8	$13.1	$28.9

Results of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In millions, except per-unit data)	2012	2011	2012	2011

Revenues and other income:
Sales and other operating revenues	$20.9	$17.6	$74.4	$62.1
Sales to related parties	102.0	81.4	367.8	334.8
Loss on sale of assets	—	—	(0.3)	—
Other income	1.9	2.0	6.9	4.3
Other income – related parties	3.5	3.1	13.1	9.4

Total revenues and other income	128.3	104.1	461.9	410.6

Costs and expenses:
Cost of revenues (excludes items below)	37.0	48.6	173.8	162.9
Purchases from related parties	23.1	7.5	44.4	29.0
Depreciation	11.6	8.9	39.4	36.3
General and administrative expenses	12.5	11.4	49.8	38.5
Other taxes	1.6	3.1	11.3	11.9

Total costs and expenses	85.8	79.5	318.7	278.6

Income from operations	42.5	24.6	143.2	132.0
Related party interest and other financial income	—	0.2	1.3	2.3
Interest and other financial income (costs)	(0.2)	—	(0.2)	(0.2)

Income before income taxes	42.3	24.8	144.3	134.1
Provision for income taxes	0.2	0.1	0.3	0.1

Net income	42.1	24.7	144.0	134.0
Less:
Net income attributable to MPC-retained interest	13.2	—	13.2	—

Net income attributable to MPLX LP	$28.9	$24.7	$130.8	$134.0

Less: Predecessor income prior to IPO on 10/31/12	15.8		117.7

Net income attributable to MPLX LP subsequent to IPO	13.1		13.1
Less: General Partner’s interest in net income attributable to MPLX LP subsequent to IPO	0.2		0.2

Limited Partners’ interest in net income attributable to MPLX LP subsequent to IPO	$12.9		$12.9

Net income attributable to MPLX LP subsequent to IPO per limited partner unit (basic and diluted):
Common	$0.18		$0.18
Subordinated – MPC	0.17		0.17

Limited partner units outstanding (basic and diluted):
Common units – Public	19.9		19.9
Common units – MPC	17.1		17.1
Subordinated units – MPC	37.0		37.0

Other Financial Information (unaudited)

(In millions, except per unit and ratio data)	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2012

Minimum Quarterly Distribution per unit (prorated)	$0.1769	$0.1769

Adjusted EBITDA attributable to MPLX LP subsequent to IPO	$18.2	$18.2

Distributable Cash Flow attributable to MPLX LP subsequent to IPO	$16.7	$16.7

Distribution declared:
Limited partner units – Public	$3.5	$3.5
Limited partner units – MPC	9.5	9.5
General partner units – MPC	0.3	0.3

Total distribution declared	$13.3	$13.3

Coverage ratio	1.25x	1.25x

Reconciliation of Distributable Cash Flow attributable to MPLX LP and Adjusted EBITDA attributable to MPLX LP to Net Income (unaudited)

	MPLX LP Predecessor	MPLX LP	Three	Twelve
(In millions)	10/1/12 Through 10/30/12	10/31/12 Through 12/31/12	Months Ended 12/31/12	Months Ended 12/31/12
Net income	$15.8	$26.3	$42.1	$144.0
Less:
Net income attributable to MPC-retained interest	—	13.2	13.2	13.2

Net income attributable to MPLX LP	15.8	13.1	28.9	130.8
Add:
Net income attributable to MPC-retained interest	—	13.2	13.2	13.2
Depreciation	3.7	7.9	11.6	39.4
Provision for income taxes	0.1	0.1	0.2	0.3
Non-cash equity-based compensation	—	0.1	0.1	0.1
Less:
Net interest and other financial income (costs)	—	(0.2)	(0.2)	1.1

Adjusted EBITDA	19.6	34.6	54.2	182.7
Less:
Adjusted EBITDA attributable to MPC-retained interest	—	16.4	16.4	16.4

Adjusted EBITDA attributable to MPLX LP	$19.6	18.2	37.8	166.3

Less:
Predecessor Adjusted EBITDA prior to IPO on 10/31/12		—	19.6	148.1

Adjusted EBITDA attributable to MPLX LP subsequent to IPO		18.2	18.2	18.2
Less:
Cash interest paid, net		0.2	0.2	0.2
Income taxes paid		—	—	—
Maintenance capital expenditures paid		3.4	3.4	3.4
Plus:
Increase (decrease) in deferred revenue for committed volume deficiencies		2.1	2.1	2.1

Distributable Cash Flow attributable to MPLX LP		$16.7	$16.7	$16.7

Reconciliation of Distributable Cash Flow attributable to MPLX LP and Adjusted EBITDA attributable to MPLX LP to Net Cash Provided by Operating Activities (unaudited)

(In millions)	Three Months Ended 12/31/12	Twelve Months Ended 12/31/12

Net cash provided by operating activities	$68.8	$190.6
Less:
Net loss on disposal of assets	—	0.3
Net interest and other financial income (costs)	(0.2)	1.1
Changes in working capital items	18.1	15.9
All other, net	(3.0)	(8.9)
Plus:
Non-cash equity based compensation	0.1	0.1
Current income tax expense	0.2	0.4

Adjusted EBITDA	54.2	182.7
Less:
Adjusted EBITDA attributable to MPC-retained interest	16.4	16.4

Adjusted EBITDA attributable to MPLX LP	37.8	166.3
Less:
Predecessor Adjusted EBITDA prior to IPO on 10/31/12	19.6	148.1

Adjusted EBITDA attributable to MPLX LP subsequent to IPO	18.2	18.2
Less:
Cash interest paid, net	0.2	0.2
Income taxes paid	—	—
Maintenance capital expenditures paid	3.4	3.4
Plus:
Increase (decrease) in deferred revenue for committed volume deficiencies	2.1	2.1

Distributable Cash Flow attributable to MPLX LP	$16.7	$16.7

Selected Operating Data (unaudited)

Predecessor and Partnership

	MPLX LP Predecessor	MPLX LP	Three
	10/1/12 through 10/30/12	10/31/12 through 12/31/12	Months Ended 12/31/12
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,179	1,123	1,141
Product pipelines	1,116	948	1,003

Total	2,295	2,071	2,144

Crude oil pipelines in light equivalent barrels	1,257	1,244	1,248
Average tariff rates ($ per barrel)
Crude oil pipelines	$0.64	$0.60	$0.62
Product pipelines	0.56	0.55	0.55
Total pipelines	0.60	0.58	0.59

Selected Operating Data (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,141	1,137	1,147	1,184
Product pipelines	1,003	1,007	980	1,031

Total	2,144	2,144	2,127	2,215

Crude oil pipelines in light equivalent barrels	1,248	1,200	1,219	1,259
Average tariff rates ($ per barrel)
Crude oil pipelines	$0.62	$0.47	$0.57	$0.48
Product pipelines	0.55	0.49	0.51	0.46
Total pipelines	0.59	0.48	0.54	0.47

Selected Financial Data (unaudited)

Predecessor and Partnership

	MPLX LP Predecessor	MPLX LP	Three Months Ended 12/31/12
(In millions)	10/1/12 through 10/30/12	10/31/12 through 12/31/12
Capital Expenditures:
Maintenance	$5.0	$4.7	$9.7
Expansion	7.4	10.1	17.5

Total Capital Expenditures	12.4	14.8	27.2
Less:
Increase (decrease) in capital accruals	(1.9)	(3.9)	(5.8)
Retirement expenditures	4.4	2.2	6.6

Additions to property, plant and equipment	$9.9	$16.5	$26.4

Selected Financial Data (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In millions)	2012	2011	2012	2011
Capital Expenditures:
Maintenance	$9.7	$7.7	$24.5	$14.3
Expansion	17.5	22.5	123.5	41.6

Total Capital Expenditures	27.2	30.2	148.0	55.9
Less:
Increase (decrease) in capital accruals	(5.8)	1.4	3.2	4.1
Retirement expenditures	6.6	1.2	9.2	2.0

Additions to property, plant and equipment	$26.4	$27.6	$135.6	$49.8

Balance Sheet Data (unaudited)

	December 31	December 31
(In millions, except ratio data)	2012	2011
Cash and cash equivalents	$216.7	$0.1
Total assets	1,301.3	1,303.1
Long term debt(a)	11.3	11.9
Total equity/net investment	1,226.8	1,239.2
Consolidated Total Debt to Consolidated EBITDA ratio (covenant basis)	0.1	n/a

(a)	Including amounts due within one year